Exhibit 99.(j)(2)

DODGE & COX FUNDS

(a Delaware Business Trust)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints John A. Gunn, Dana M. Emery, Kenneth E. Olivier and Thomas M. Mistele, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the registration statement of Dodge & Cox Funds and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

David H. Longhurst	2/27/2007